UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2006

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50856	04-3308180
(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-9989

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2006, William Laverack, Jr. notified NeuroMetrix, Inc. (the “Company”) that he was resigning as a director of the Company effective as of January 15, 2006.  Mr. Laverack had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company thanks Mr. Laverack for his dedicated service and valued contributions to the Company.

The Board of Directors of the Company appointed Allen J. Hinkle, M.D. to serve as a new member of the Board effective as of January 15, 2006.  Dr. Hinkle will serve as a Class I Director with a term expiring in 2008.  Initially, Dr. Hinkle will not be serving on any committees of the Board.

On January 17, 2006, the Company issued a press release regarding the appointment of Dr. Hinkle.  The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release of NeuroMetrix, Inc. dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUROMETRIX, INC.

Date: January 17, 2006	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Name: Shai N. Gozani, M.D., Ph.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NeuroMetrix, Inc. dated January 17, 2006.